LAKELAND FINANCIAL CORPORATION
2017 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
The Participant specified below is hereby granted a time-based restricted stock unit award (the “Award”) by Lakeland Financial Corporation, an Indiana corporation (the “Company”), under the Lakeland Financial Corporation 2017 Amended and Restated Equity Incentive Plan, as may be amended from time to time (the “Plan”). The Award shall be subject to the terms of the Plan, which are incorporated herein by reference, and the terms set forth in this Time-Based Restricted Stock Unit Award Agreement (this “Award Agreement”).
Section 1.Award. The Company hereby grants to the Participant the Award of restricted stock units (each such unit, an “RSU”), where each RSU represents the contingent right of the Participant to receive one (1) Share in the future once the Restricted Period ends, subject to the terms and conditions set forth in this Award Agreement and the Plan.

Section 2.Terms of Restricted Stock Unit Award. The following words and phrases relating to the Award shall have the following meanings:

(a)The “Participant” is _________________________        .

(b)The “Grant Date” is                         .

(c)The number of RSUs is                     .

(d)The “Incentive Period” is the period commencing on [Date] and ending on [Date].
Except for words and phrases otherwise defined in this Award Agreement, any capitalized word or phrase in this Award Agreement shall have the meaning ascribed to it in the Plan.
Section 3.Restricted Period.

(a)The “Restricted Period” for each installment of RSUs set forth in the table immediately below (each, an “Installment”) shall begin on the Grant Date and end as described in the schedule set forth in the table immediately below; provided, that the Participant remains actively and continuously employed with (or providing services to) the Company or its Subsidiaries from the Grant date through the end of the Restricted Period (the foregoing requirement referred to herein as, the “Service Requirement”):

Installment	Restricted Period End Date:
[●]% of RSUs	[Settlement Date (defined in Section 4(a) below)]

(b)Notwithstanding the foregoing provisions of Section 3(a) above, if the Participant incurs a Termination of Service due to the Participant’s Disability, death, or Retirement:
(i)on or prior to the last day of the Incentive Period, the Restricted Period shall cease as of such Termination of Service and the Participant shall become vested upon such Termination of Service in a pro rata portion of the RSUs equal to (1) the total number of unvested RSUs subject to this Award, multiplied by (2) a fraction, the numerator of which shall equal the number of days during the Incentive Period preceding, and including, the date of the Participant’s Termination of Service, and the denominator of which shall equal the total number of days in such Incentive Period; or

(ii)following the end of the Incentive Period and prior to the Settlement Date, the Restricted Period shall cease as of such Termination of Service and the Participant shall become fully vested upon such Termination of Service in any unvested RSUs subject to this Award and shall be settled in the ordinary course as described in Section 4.

As used herein, the term “Retirement” shall mean the Participant’s voluntary Termination of Service on or after attainment of age sixty-five (65), or after attainment of age fifty-five (55) with five (5) years of continuous service with the Company and its Subsidiaries; provided, that the Participant’s Retirement shall not include: (1) a Termination of Service for Cause, as determined in the sole discretion of the Company, (2) a resignation by the Participant after being notified that the Company has elected to terminate the Participant for Cause, or (3) a termination or resignation by the Participant during the pendency of an investigation with respect to the Participant.

(c)Notwithstanding Section 4.1 of the Plan to the contrary, upon a Change in Control, the Award shall be treated as follows:

(i)If following such Change in Control the Plan and this Award Agreement are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control (the “Assuming Entity”), then, the Restricted Period for any unvested RSUs shall end upon the Settlement Date. For the avoidance of doubt, following the effective date of such Change in Control, the unvested RSUs shall continue to be subject to the Service Requirement (as described in Section 3(a) above) through the Settlement Date; provided, however, that, in such case, if the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason, the Restricted Period shall cease as of such Termination of Service and the Participant shall become fully vested upon such Termination of Service in any unvested RSUs without pro ration with respect to the period of time lapsed in the Restricted Period.

(ii)If the Plan and this Award Agreement are not the obligations of the Assuming Entity, the Restricted Period shall cease upon the effective date of such Change in Control and the Participant shall become fully vested immediately in any unvested RSUs without pro ration with respect to the period of time lapsed in the Restricted Period.

(d)Except as set forth in Section 3(b) and Section 3(c) above, if the Participant’s Termination of Service occurs prior to the expiration of the relevant Restricted Period, the Participant shall forfeit all right, title and interest in and to the Installment still subject to a Restricted Period as of such Termination of Service.

Section 4.Settlement of RSUs. Delivery of Shares or other amounts under this Award Agreement and the Plan shall be subject to the following:

(a)Delivery of Shares. The Company shall deliver to the Participant one (1) Share in settlement of each of the RSUs to be settled hereunder on a date following the end of the Incentive Period, but in no event later than March 15 of the calendar year immediately following the end of the Incentive Period (the “Settlement Date”); provided, however, that with respect to RSUs that vest pursuant to (i) the Participant’s Termination of Service as described in Section 3(b)(i) or Section 3(c)(i) above, as applicable, such RSUs shall be settled within sixty (60) days following such Termination of Service; or (ii) Section 3(c)(ii) above, such RSUs shall be settled within sixty (60) days following such Change in Control, provided that if such RSUs are deemed to constitute Deferred Compensation, and the Change in Control does not constitute a “change in control event” under Section 409A such RSUs shall be settled in accordance with the original payment schedule describe herein.

(b)Compliance with Applicable Laws. Notwithstanding any other provision of this Award Agreement or the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under this Award Agreement or the Plan unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity.

(c)Certificates Not Required. To the extent that this Award Agreement and the Plan provide for the issuance of Shares, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Section 5.Withholding. All deliveries of Shares pursuant to the Award shall be subject to withholding of all applicable taxes. The Company shall have the right to require the Participant (or if applicable, permitted assigns, heirs and Designated Beneficiaries (defined below)) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery date of any Shares in connection with the Award. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of Shares that the Participant already owns, or (c) through the withholding or surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as may be established by the Company. Depending on the withholding method, the Company may withhold by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for the Participant’s applicable tax jurisdiction.

Section 6.Non-Transferability of Award. The Award, or any portion thereof, is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. Except as provided in the immediately preceding sentence, the Award shall not be assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Award contrary to the provisions hereof, or the levy of any attachment or similar process upon the Award, shall be null and void and without effect. Notwithstanding the foregoing, for the avoidance of doubt, the Participant’s designation of a Designated Beneficiary (described in Section 9 below) shall not constitute an assignment, transfer, pledge, hypothecation or other disposition.

Section 7.No Dividend Equivalents. The Participant shall not be entitled to any dividend equivalent payments or distributions with respect to the RSUs.

Section 8.No Rights as Shareholder. The Participant shall not have any rights of a Shareholder with respect to the RSUs, including but not limited to, voting rights or dividend rights, prior to the settlement of the RSUs pursuant to Section 4 above and issuance of Shares as provided herein.

Section 9.Heirs and Successors. This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring all or substantially all of the Company’s assets or business. If any rights of the Participant or benefits distributable to the Participant under this Award Agreement have not been settled or distributed at the time of the Participant’s death, such rights shall be settled for and such benefits shall be distributed to the Designated Beneficiary in accordance with the provisions of this Award Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form as the Committee may require. The Participant’s designation of beneficiary may be amended or revoked by the Participant in accordance with any procedures established by the Committee. If a Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits that would have been provided to the Participant shall be provided to the estate of the Participant. If a Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the provision of the Designated Beneficiary’s benefits under this Award Agreement, then any benefits that would have been provided to the Designated Beneficiary shall be provided to the estate of the Designated Beneficiary.

Section 10.Administration. The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Award Agreement or the Plan shall be final and binding on all persons.

Section 11.Plan Governs. Notwithstanding any provision of this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan. The Participant acknowledges receiving a copy of the Plan. This Award Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any provision of this Award Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Award Agreement, the corporate records of the Company shall control. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

Section 12.Not an Employment Contract. Neither the Award nor this Award Agreement shall confer on the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.

Section 13.Amendment. Without limitation of Section 16 and Section 17 below, this Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement between the Participant and the Company without the consent of any other person.

Section 14.Governing Law. This Award Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 15.Validity. If any provision of this Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 16.Section 409A. The Award is intended to be exempt from or otherwise comply with Code Section 409A and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”) and this Award Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee. Notwithstanding any provision of this Award Agreement to the contrary, if the Participant is determined to be a “specified employee” for purposes of Section 409A as of the Participant’s Termination of Service, then, to the extent required to avoid the imposition of tax under Section 409A, payments due under this Award Agreement upon the Participant’s Termination of Service that are deemed to be Deferred Compensation shall be subject to a six (6)-month delay following such Termination of Service; and all delayed payments shall be accumulated and paid in a lump-sum payment as of the first day of the seventh month following such Termination of Service (or, if earlier, as of the Participant’s death). Notwithstanding the foregoing, the Company does not make any representation to the Participant that the Award is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant (or any Designated Beneficiary or other person) for any tax, additional tax, interest or penalties that the Participant (or any Designated Beneficiary or other person) may incur in the event that any provision of this Award Agreement, the Plan or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

Section 17.Clawback. The Award and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary, whether adopted prior to or following the date of this Award Agreement and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 18.Unsecured Obligation. This Award is unfunded, and the Participant shall be considered a general, unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other payment pursuant to this Award Agreement.

Section 19.Counterparts. This Award Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. This Award Agreement and any other documents related to this Award, and any amendments related to such documents, to the extent signed and delivered by means of electronic mail (including emailed .pdf or any electronic signature), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The Participant shall not raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was electronically transmitted or communicated as a defense to the formation or enforceability of a contract, and the Participant forever waives any such defense.

Section 20.Electronic Delivery. The Company may, in its sole discretion, decide to deliver this Award Agreement and any other documents related to participation in the Plan, or to request the Participant to acknowledge participation in the Plan or otherwise execute documents required by the Company in connection with the Plan, by electronic means, and may decide to accept or require electronic signatures and electronic delivery of this Award Agreement and any other documents by the Participant.
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[Signature Page Below]

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of the Plan and this Award Agreement, all as of the Grant Date.
    Lakeland Financial Corporation
    By:
    Print Name:
    Title:
    Participant

    Print Name: